Exhibit 10.1

Execution Version

LOCK-UP AGREEMENT

December 11, 2025

Katapult Holdings, Inc.

5360 Legacy Drive, Building 2

Plano, TX 75024

Aaron’s Intermediate Holdco, Inc.

400 Galleria Parkway, Suite 300

Atlanta, GA 30339

CCF Holdings LLC

5165 Emerald Parkway

Dublin, Ohio 43017

Ladies and Gentlemen:

The undersigned signatory of this lock-up agreement (this “Lock-Up Agreement”) understands that concurrently with the execution and delivery of this Lock-Up Agreement, Katapult Holdings, Inc., a Delaware corporation (“Katapult”), Katapult Merger Sub 1, Inc., a Delaware corporation and indirect wholly-owned subsidiary of Katapult (“Merger Sub 1”), Katapult Merger Sub 2, LLC, a Delaware limited liability company and indirect wholly-owned subsidiary of Katapult (“Merger Sub 2”), CCF Holdings LLC, a Delaware limited liability company (“CCFI”) and Aaron’s Intermediate Holdco, Inc. a Delaware corporation (“Aaron’s”) are entering into an Agreement and Plan of Merger (as the same may be amended from time to time in accordance with its terms, the “Merger Agreement”), which provides, among other things, for Merger Sub 1 to merge with and into Aaron’s, with Aaron’s continuing as the surviving corporation and indirect wholly-owned subsidiary of Katapult (the “Aaron’s Merger”), and Merger Sub 2 to merge with and into CCFI, with CCFI continuing as the surviving limited liability company and indirect wholly-owned subsidiary of Katapult (the “CCFI Merger” and together with the Aaron’s Merger, collectively the “Mergers”), upon the terms and subject to the conditions set forth in the Merger Agreement (capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement).

As a condition and material inducement to each of the Parties to enter into the Merger Agreement and to consummate the Contemplated Transactions, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby irrevocably agrees that, subject to the exceptions set forth herein, without the prior written consent of Katapult, the undersigned will not, during the period commencing upon the Closing and ending on the date that is twelve (12) months after the Closing Date (the “Restricted Period”):

(i)	offer, pledge, sell, contract to sell, sell any option, warrant or contract to purchase, purchase any option, warrant or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Katapult Common Stock any securities convertible into or exercisable or exchangeable for Katapult Common Stock (including without limitation, (a) Katapult Common Stock or such other securities of Katapult which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the SEC, (b) securities of Katapult which may be issued upon exercise of a stock option or warrant or settlement of a restricted stock unit or restricted stock award and (c) Katapult Common Stock or such other securities to be issued to the undersigned in connection with the Mergers, in each case, that are currently or hereafter owned of record or beneficially (including holding as a custodian) by the undersigned (collectively, the “Undersigned’s Shares”));

(ii)	enter into any swap, short sale, hedge or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Undersigned’s Shares regardless of whether any such transaction described in clause (i) above or this clause (ii) is to be settled by delivery of Katapult Common Stock or such other securities, in cash or otherwise; or

(iii)	publicly disclose the intention to do any of the foregoing.

Notwithstanding anything to the contrary contained herein, the restrictions and obligations contemplated by this Lock-Up Agreement shall not apply to:

(a)	commencing upon the date that is six (6) months after the Closing Date, fifty percent (50%) of the Undersigned’s Shares;

(b)	commencing upon the date that is nine (9) months after the Closing Date, seventy five percent (75%) of the Undersigned’s Shares;

(c)	transfers of the Undersigned’s Shares:

(i)	if the undersigned is a natural person, (A) to any person related to the undersigned by blood or adoption who is an immediate family member of the undersigned, or by marriage or domestic partnership (a “Family Member”), or to a trust formed for the direct or indirect benefit of the undersigned or any of the undersigned’s Family Members, (B) to the undersigned’s estate, following the death of the undersigned, by will, testamentary document or intestate succession, (C) by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement or (D) to any partnership, corporation or limited liability company which is controlled by the undersigned and/or by any such Family Member(s);

(ii)	if the undersigned is a corporation, partnership or other business entity, (A) to another corporation, partnership or other business entity that is an affiliate (as defined under Rule 12b-2 of the Exchange Act) of the undersigned, including investment funds or other entities under common control or management with the undersigned, or (B) as a distribution or dividend to equity holders (including, without limitation, general or limited partners and members) of the undersigned (including upon the liquidation and dissolution of the undersigned pursuant to a plan of liquidation approved by the undersigned’s equity holders);

(iii)	if the undersigned is a trust, to any grantors or beneficiaries of the trust; or

(iv)	as a bona fide gift to a charitable organization;

provided that, in the case of any transfer or distribution pursuant to this clause each donee, heir, beneficiary or other transferee or distributee shall sign and deliver to Katapult a lock-up agreement in substantially the form of this Lock-Up Agreement with respect to the shares of Katapult Common Stock or such other securities that have been so transferred or distributed for the balance of the Restricted Period (subject to subsections (a) and (b));

(d) the exercise of an option (including a net or cashless exercise of an option) or settlement of a restricted stock unit or restricted stock award (including the net settlement thereof) for Katapult Common Stock, and any related transfer of shares of Katapult Common Stock to Katapult for the purpose of paying the exercise price of such options or any related transfer of shares of Katapult Common Stock for paying taxes (including estimated taxes, as provided in the following subsection (e)) due as a result of the exercise of such options or settlement of such restricted stock units or restricted stock awards (including any net settlement of restricted stock units or restricted stock awards); provided that, for the avoidance of doubt, the underlying shares of Katapult Common Stock issued upon such exercise or settlement shall continue to be subject to the restrictions on transfer set forth in this Lock-Up Agreement;

(e) the sale or transfer of any Katapult Common Stock underlying options, restricted stock units or restricted stock awards held by the undersigned that are at the time of such sale or transfer vested, exercised and/or settled, to satisfy income tax withholding and remittance obligations in connection with the vesting of such options, restricted stock units or restricted stock awards (as applicable); provided that any filing under Section 16 of the Exchange Act required in connection therewith indicates that such transfer is to satisfy income tax withholding and remittance obligations in connection with the vesting, exercise and/or settlement of options, restricted stock units or restricted stock awards (as applicable);

(f) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Katapult Common Stock and the disclosure of any such trading plan in any filing under the Exchange Act; provided that such plan does not provide for any transfers of Katapult Common Stock during the Restricted Period;

(g) the filing of a Schedule 13(D) or Schedule 13(G) (or Schedule 13D/A or Schedule 13G/A);

(h) transfers or sales by the undersigned of shares of Katapult Common Stock acquired by the undersigned on the open market following the Closing Date;

(i) transfers by the undersigned of shares of Katapult Common Stock to Katapult in connection with the termination of employment or other termination of the undersigned and pursuant to agreements in effect as of the Closing whereby Katapult has the option to repurchase such shares or securities;

(j) transfers or distributions pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of Katapult Common Stock (including entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of shares of Katapult Common Stock (or any security convertible into or exercisable for Katapult Common Stock), or vote any shares of Katapult Common Stock in favor of any such transaction or taking any other action in connection with any such transaction), provided that the restrictions set forth in this Lock-Up Agreement shall continue to apply to the Undersigned’s Shares should such tender offer, merger, consolidation or other transaction not be completed;

(k) pursuant to an order of a court or other regulatory agency; or

(l) with the prior written consent of Katapult or, prior to the closing of the Contemplated Transactions, the prior written consent of Katapult, CCFI and Aaron’s.

For the avoidance of doubt, during the Restricted Period, the undersigned shall continue to be entitled to vote all the Undersigned Shares, and receive dividends and other distributions with respect to the Undersigned’s Shares, pursuant to Katapult’s Second Amended and Restated Certificate of Incorporation (as in effect from time to time).

Any attempted transfer in violation of this Lock-Up Agreement will be of no effect and null and void ab initio, regardless of whether the purported transferee has any actual or constructive knowledge of the transfer restrictions set forth in this Lock-Up Agreement and will not be recorded on the share register of Katapult. In furtherance of the foregoing, the undersigned agrees that Katapult and any duly appointed transfer agent for the registration or transfer of the securities described herein are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned now has, and, except as contemplated by clauses (a)-(e) and (h)-(j) of the third paragraph of this Lock-Up Agreement, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with Katapult’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

For the avoidance of doubt, this Lock-Up Agreement represents a contractual agreement between the parties hereto, and to the extent any term of this Lock-Up Agreement (as amended, supplemented, restated or otherwise modified from time to time) directly conflicts with the terms of Katapult’s charter or bylaws (in each case as amended pursuant to the terms of the Merger Agreement) or any stockholders agreement of holders of Katapult Common Stock, the terms of this Lock-Up Agreement shall control.

This Lock-Up Agreement shall terminate automatically, and the undersigned shall automatically be released from all restrictions and obligations under this Lock-Up Agreement upon the earlier of (i) the expiration of the Restricted Period and (ii) if the Merger Agreement is terminated for any reason, upon the date of such termination. The undersigned understands that Katapult, CCFI and Aaron’s are proceeding with the Contemplated Transactions in reliance upon this Lock-Up Agreement.

Any and all remedies herein expressly conferred upon Katapult, CCFI and Aaron’s will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity, and the exercise by Katapult, CCFI and/or Aaron’s of any one remedy will not preclude the exercise of any other remedy. The undersigned agrees that irreparable damage would occur in the event that any provision of this Lock-Up Agreement was not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that Katapult, CCFI and Aaron’s shall be entitled to an injunction or injunctions to prevent breaches of this Lock-Up Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which Katapult, CCFI and Aaron’s are entitled at law or in equity, and the undersigned waives any bond, surety or other security that might be required of Katapult, CCFI or Aaron’s with respect thereto. Each of the parties further agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that any other party has an adequate remedy at law.

This Lock-Up Agreement and any claim, controversy or dispute arising under or related to this Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof. In any action between any of the parties arising out of or relating to this Lock-Up Agreement: (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware (or, only if such court declines to accept jurisdiction over a particular matter, any other state or federal court within the State of Delaware); and (b) if any such action is commenced in a state court, then, subject to applicable Law, no party shall object to the removal of such action to any federal court located in Delaware. Each of the parties waives any defense of inconvenient forum to the maintenance of any action so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Each party hereby waives, to the fullest extent permitted by Law, any right to trial by jury of any claim, demand, action, or cause of action (i) arising under this Lock-Up Agreement or (ii) in any way connected with or related or incidental to the dealings of the parties in respect of this Lock-Up Agreement or any of the transactions related hereto, in each case, whether now existing or hereafter arising, and whether in contract, tort, equity, or otherwise.

This Lock-Up Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Lock-Up Agreement (in counterparts or otherwise) by Katapult, CCFI and Aaron’s and the undersigned by electronic or email transmission in .pdf format shall be sufficient to bind such parties to the terms and conditions of this Lock-Up Agreement.

(Signature Page Follows)

Very truly yours,

[Name of Stockholder]:

By:
Name:
Title:

[Signature Page to Lock-Up Agreement]

Accepted and Agreed by

KATAPULT HOLDINGS, INC.

By:
Name:
Title:

AARON’S INTERMEDIATE HOLDCO, INC.

By:
Name:
Title:

CCF HOLDINGS LLC

By:
Name:
Title:

[Signature Page to Lock-Up Agreement]